Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities announces Intention to Increase 2023 Guidance and Rejection of Unsolicited Proposal by Pegasus Capital Advisors, L.P.

LOUISVILLE, KY – March 28, 2023 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX, CREXW), a leading provider of digital signage and media solutions, announced two material updates for shareholders ahead of its anticipated earnings call scheduled for Thursday, March 30, 2023 at 9:00am EST.

1.	Status Of Special Committee’s Consideration of Offer from Pegasus Capital Advisors, L.P.

As previously reported, on February 2, 2023, the Company received a proposal from Pegasus Capital Advisors, L.P., on behalf of itself and certain of its affiliates (collectively, “Pegasus”), to acquire all of the outstanding shares of common stock of the Company that are not owned by Pegasus for a purchase price of $0.83 per share (or, as a result of our recent reverse stock split, $2.49 per share) in cash. The Special Committee of the Company’s Board of Directors (the “Special Committee”) has concluded that such proposal undervalues the Company based on the Company’s existing business and current and future prospects, and is not in the best interests of the Company’s existing shareholders.

The Special Committee advised Pegasus that it has rejected the proposal. The Special Committee remains available to evaluate and respond to any revised proposal.  There can be no assurance that any revised proposal or definitive offer will be made or accepted, that any agreement will be executed, or that any transaction will be consummated.

2.	Confirmation of 2022 Results; Intention to Increase Revenue Guidance for 2023

CRI is scheduled to release its financial results for the year ended December 31, 2022 on Thursday, March 30, 2023. Interested parties can register for the Company’s planned earnings call at bit.ly/CRIearnings2022Q4. Once registered, participants can use the weblink provided in the registration email to participate in the live webcast.

In conjunction with the call to review those results, CRI intends to discuss the following:

●	Confirm the Company exceeded its previously published target of $43 million of revenue for the year-ended December 31, 2022;
●	Provide updates on the initial feedback and success in the market of the Company’s digital drive-thru product; and
●	Increase the Company’s previously published revenue guidance for the full year 2023.

“There have been a number of developments that represent significant new and additional value-creation prospects for CRI, with more to come,” stated Mr. Mills. “The Company is committed to keeping investors informed of the progress of management’s value creation efforts.” He continued, “Backlog associated with current client engagements provides additional visibility into the timing and quantum of revenue and earnings growth to support our financial guidance even beyond that provided with a specific horizon. We look forwarding to providing this update on Thursday and hope you will join us.”

About Creative Realities, Inc.

Creative Realities helps clients use place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. The company designs, develops and deploys digital signage experiences for enterprise-level networks, and is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues.

With the Company’s 2022 acquisition of Reflect Systems, Inc., a leading provider of digital signage software platforms, the Company has extended its product and service offering to accelerate growth in SaaS revenue. While Reflect provided a broad range of digital signage solutions, the company’s flagship products are the market-leading ReflectView digital signage platform and Reflect AdLogic ad management platform. ReflectView is the industry’s most comprehensive, scalable, enterprise-grade digital signage platform, powering enterprise customer networks. Meanwhile, Reflect AdLogic has become the benchmark for digital signage powered ad networks, delivering nearly 50 million ads daily. The acquisition of Reflect also brought to the business a media sales division with the expertise and relationships to help any digital signage venue owner develop and execute a monetization plan for their network.

The combined company has operations across North America with active installations in more than 10 countries.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our ability to effectively integrate Reflect’s business operations, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services, including those as a result of the COVID-19 pandemic. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media Inquiries

Christina Davies

lrudd@ideagrove.com

Investor Relations

ir@cri.com

https://investors.cri.com